Exhibit 5.1

October 9, 2007

Affinion Group Holdings, Inc.

100 Connecticut Avenue

Norwalk, CT 06850

Re:	Affinion Group Holdings, Inc.

Registration Statement on Form S-1

(File No. 333-144099)

Ladies and Gentlemen:

We have acted as special counsel to Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-144099) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an underwritten public offering by the Company of up to 32,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (together with any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) promulgated under the Act, the “Primary Shares”), and up to 4,875,000 shares of Common Stock (which includes a certain number of shares of Common Stock that are issuable upon the exercise of an outstanding warrant (the “Warrant Shares”)) subject to the Underwriters’ (as defined below) over-allotment option (together with any additional shares of Common Stock that may be sold by the selling stockholders pursuant to Rule 462(b) promulgated under the Act, the “Secondary Shares”) to be sold by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”), in each case, pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company, the Selling Stockholders and the underwriters named therein (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as representatives. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Affinion Group Holdings, Inc.

October 9, 2007

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that (i) when the Underwriting Agreement has been duly executed and delivered and certificates representing the Primary Shares in the form of the specimen certificate filed as an exhibit to the Registration Statement have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Primary Shares as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Secondary Shares (other than the Warrant Shares) have been duly authorized and validly issued and are fully paid and non-assessable, and (iii) the Warrant Shares, when and to the extent issued and delivered in accordance with the terms of the warrant, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (“Laws”). As used herein, the term “Laws” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these Laws.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.